Exhibit 99.1



       CERTIFICATION PURSUANT TO SECTION 906 OF SARBANES-OXLEY ACT OF 2002

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I certify that this periodic report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of XDOGS, Inc.

     Dated: September 6, 2002.

                                     /s/ Kent A. Rodrieguez
                                     -------------------------------------------
                                     Kent A. Rodriguez, Chairman and Chief
                                     Executive Officer of XDOGS, Inc. (Principal
                                     Executive and Financial Officer)